Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE
JULY 7, 2015

CONTACTS:
ROBERT W. WALKER, PFBI President and CEO	MATTHEW BURNS, FNB President and CEO
(304) 525-1600	(304) 647-4500

PREMIER FINANCIAL BANCORP, INC. ANNOUNCES
AGREEMENT TO PURCHASE FIRST NATIONAL BANKSHARES CORPORATION

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GM-PFBI), a $1.3 billion community bank holding company with two bank subsidiaries, and First National Bankshares Corporation. (“First National”), a $261 million single bank holding company headquartered in Ronceverte, West Virginia jointly announce that they have entered into a definitive agreement whereby Premier will acquire First National, for a combination of cash and stock currently valued at approximately $26.5 million.  In conjunction with the acquisition by Premier, First National Bank, First National’s wholly owned subsidiary bank, will be merged into Premier Bank, Inc., a wholly owned subsidiary of Premier also headquartered in Huntington, West Virginia.  The resulting merger will expand Premier Bank’s footprint into the Greenbrier Valley of West Virginia and into Covington, Virginia along Interstate 64 with six branch locations.

Premier President and CEO Robert W. Walker commented, “We are excited about the opportunity to once again expand the Premier community bank franchise, this time into a completely new market for our company.  Premier Bank’s community oriented approach to banking is managed in geographic regions with divisional presidents making local lending decisions.  Adding First National Bank’s network of six branches to Premier Bank, will make it Premier Bank’s second largest division, with over $226 million in deposits.  After conversion to our data processing and information systems, First National Bank customers should enjoy Premier’s ever increasing modern financial products and services such as internet and mobile banking, electronic bank statements, service charge free ATM usage at all West Virginia and Virginia Rite Aid Pharmacy locations, and checking accounts with credit monitoring services and alerts that help customers manage their financial information and help prevent identity fraud.  Commercial customers will also benefit from Premier’s larger lending limits and cash management products while retaining the quality customer service and prompt credit decisions for which community banks like First National and Premier are well-known.”

First National President and CEO Matt Burns stated, “This is an exceptional opportunity to combine two well-respected banks that share a deep commitment to our local communities.  We are privileged to have a partner in Premier Bank who shares our core values, and we are firmly committed to making this merger a success for our employees, customers, shareholders and communities.”

Under terms of the definitive agreement, First National shareholders will be entitled to a combination of Premier Financial common stock and cash currently valued at approximately $31.82 per First National share, or an aggregate value of $26.5 million, with Premier issuing approximately 1.4 million shares in the acquisition.  The transaction, which is subject to satisfaction of various contractual conditions and requires approval by bank regulatory agencies and the shareholders of First National, is anticipated to close in the fourth quarter of 2015 with a systems conversion anticipated to be completed in the first quarter of 2016.  Baxter Fentriss and Company served as financial advisor and investment banker for First National.

Premier Financial Bancorp recently announced first quarter 2015 earnings of $3,142,000, or $0.36 per diluted share, an annualized return on average assets of approximately 1.00%.  Premier Bank currently operates 24 branch locations including Madison, Logan, Ravenswood, Ripley, Spencer, Gassaway, Buckhannon and Bridgeport, West Virginia; Richmond and Hampton, Virginia; as well as five branches in the Metro Washington DC area.  Premier also owns Citizens Deposit Bank, a $388 million bank headquartered in Vanceburg, Kentucky with 11 locations from Proctorville and Ironton, Ohio to Maysville and Fort Wright, Kentucky.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.